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                                                                 Exhibit 99.13

FOR IMMEDIATE RELEASE

CONTACTS:
---------

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:
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LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com
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          SMITHKLINE BEECHAM USING LJL BIOSYSTEMS' FIRST FLARe
                      SYSTEM TO SCREEN DIFFICULT COMPOUnds

     -    SUCCESSFUL COMPLETION OF ANOTHER MAJOR COLLABORATION MILESTONE

SUNNYVALE, CA - FEBRUARY 22, 2000 - LJL BioSystems, Inc. (NASDAQ: LJLB) today announced the successful completion of another milestone in their collaboration with SmithKline Beecham (NYSE: SB) with the acceptance and delivery of the first system utilizing LJL's FLARe-TM- (Fluorescence Lifetime Assay Repertoire) technology. The system is already in use for screening compounds that are difficult to screen by other fluorescence methodologies.

LJL's collaboration with SmithKline Beecham involves early access to LJL's advanced proprietary technologies for High Throughput Screening (HTS) and FLARe. FLARe is LJL's patented and patent pending instrumentation and reagent platform for addressing next generation solutions for critical drug discovery and genomics challenges.

"We are very impressed with the performance and functionality of the FLARe system and excited about the potential new applications that FLARe technology makes possible. We are looking forward to a continued, fruitful collaboration with LJL," commented Thomas D. Meek, PhD, Vice President for Molecular Screening Technologies, SmithKline Beecham Pharmaceuticals.

Lev J. Leytes, LJL's Chairman and CEO stated, "We are very pleased to achieve this key milestone in collaboration with SmithKline. FLARe technology, one of the cornerstones of LJL's technological leadership, could significantly improve our customers' probability of identifying important new drugs."

"Through a combination of advanced biophysics and electronics, FLARe significantly reduces false readings thereby improving screening results and reducing the cost of post-screening processing. We believe that the continued successful development and commercialization of


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FLARe technology is an essential element to providing the life science industry with the infrastructure tools they require to compete in this new, genomics-driven era," continued Leytes.

ABOUT LJL BIOSYSTEMS, INC.

LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in the genomics era. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. In August 1999, LJL launched its Genomics Science Group to further commercialize the Company's technology in SNP genotyping. Since then, several leading genomics customers have adopted the LJL HEFP-SNP genotyping platform. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., Pharmacia & Upjohn, DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com.

FORWARD-LOOKING STATEMENT

Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed February 16, 2000, and its Registration Statement on Form S-3 filed on February 16, 2000 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.


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